UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019
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AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-16671	23-3079390
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1300 Morris Drive
Chesterbrook, PA 19087
(Address of principal executive offices, including Zip Code)

(610) 727-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	ABC	New York Stock Exchange (NYSE)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01. Other Events.
AmerisourceBergen Corporation (the “Company”) today provided the following update regarding its subsidiary PharMEDium (“PharMEDium”).
As previously disclosed in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 2, 2019, the Company has been in communication with the U.S. Food and Drug Administration (“FDA”) and the Consumer Protection Branch of the Civil Division of the Department of Justice (“DOJ”) regarding the entry into a consent decree for PharMEDium.
On May 17, 2019, PharMEDium reached an agreement on the terms of a consent decree (the “Consent Decree”) with FDA and DOJ. The Consent Decree is subject to approval by the United States District Court for the Northern District of Illinois (the “Court”).
Consistent with the Company’s previously disclosed expectations, the Consent Decree permits commercial operations to continue at PharMEDium’s Dayton, New Jersey and Sugar Land, Texas compounding facilities and administrative operations to continue at its Lake Forest, Illinois headquarters subject to compliance with requirements set forth therein. The requirements include commencing, within 60 days, an audit inspection by an independent current good manufacturing practices (“cGMP”) expert of the Dayton and Sugar Land facilities to determine that the facilities are being operated in conformity with cGMP. Additional audit inspections of the Sugar Land and Dayton facilities are also required at least annually for a period of four years.
Also consistent with the Company’s previously disclosed expectations, the Consent Decree establishes requirements that must be satisfied prior to the resumption of commercial operations at the Memphis facility. The requirements include a work plan approved by the FDA and an audit inspection and certification by an independent cGMP expert that the facilities, methods and controls at the Memphis facility and PharMEDium’s Lake Forest, Illinois headquarters comply with the Consent Decree. If PharMEDium receives written notification from the FDA of compliance with the requirements to resume operations at the Memphis facility, additional audit inspections are required for five years, during which time PharMEDium must correct any deviations from the Consent Decree observed by the independent auditor.
After five years, PharMEDium may petition the Court for full relief from the Consent Decree, or for specific relief with regards to one or more facilities. If, at the time of such petition, all obligations under the Consent Decree with respect to the specific facilities for which PharMEDium is seeking relief have been satisfied, and there has been continuous compliance with the Consent Decree for at least five years, the United States will not oppose the petition, and PharMEDium may request that the Court grant such relief.
As previously disclosed, PharMEDium ceased production at its compounding facility in Cleveland, Mississippi in April 2019. In the Consent Decree, PharMEDium represents that the Cleveland facility will cease holding and distributing drugs by May 24, 2019.

Cautionary Note Regarding Forward-Looking Statements

Any statements included in this current report which pertain to future financial and business matters are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors which could cause future results to differ materially from those expressed in the forward-looking statements including, but not limited to: compliance costs, limitations on production or distribution or other adverse effects of the Consent Decree; and unforeseen circumstances that might delay or adversely impact the results of the independent expert audits or FDA inspections of the Company’s facilities. The forward-looking statements speak only as of the date of this report and the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this report. Additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors), in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act, which are available at investor.amerisourcebergen.com.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date:	May 20, 2019	By:	/s/ James F. Cleary
		Name:	James F. Cleary
		Title:	Executive Vice President & Chief Financial Officer

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